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                                                      [REI -- EXHIBIT 10(aa)(3)]



                          FORM OF SEVERANCE AGREEMENT


                 THIS SEVERANCE AGREEMENT ("Agreement") is made and effective as of the 3rd day of September, 1997, by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation having its principal place of business in Houston, Harris County, Texas, and ___________________, an individual currently residing in Harris County, Texas ("Executive"). All terms defined in Section 1 shall, throughout this Agreement, have the meanings given therein.

         1.      DEFINITIONS:

                 "AFFILIATE" means any company controlled by, controlling or under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

                 "BOARD" means the board of directors of the Company.

                 "CAUSE" means Executive's (a) gross negligence in the performance of Executive's duties, (b) intentional and continued failure to perform Executive's duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Affiliates (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of Executive will be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company, and no act or failure to act on the part of Executive will be deemed "intentional" if it was due primarily to an error in judgment or negligence.
                 "CHANGE IN EMPLOYMENT" shall mean any one or more of the following:

                 (a) a significant reduction in the duties or responsibilities of Executive from those applicable to him/her immediately prior to the date on which a Change of Control occurs (or, in the case of an Anticipatory Change in Employment, immediately prior to the date of the Binding CIC Agreement);

                 (b) a reduction in Executive's total remuneration (including salary, bonus, qualified retirement benefits, nonqualified benefits, welfare benefits and any other employee benefits) from that provided to Executive immediately prior to the date on which a Change of Control occurs (or, in the case of an Anticipatory Change in Employment, immediately prior to the date of the Binding CIC Agreement); provided, however, that a contemporaneous diminution of or reduction in qualified retirement benefits and/or welfare benefits which is of general application and which uniformly and contemporaneously reduces or diminishes the benefits of all covered employees by the same percentage shall be ignored and not be considered a reduction in total remuneration for purposes of this paragraph (b);
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                 (c)      a change in the location of Executive's principal
         place of employment with the Company by more than 35 miles from the location where Executive was principally employed immediately prior to the date on which a Change of Control occurs (or, in the case of an Anticipatory Change in Employment, immediately prior to the date of the Binding CIC Agreement); or

                 (d) a failure by the Company to provide directors and officers liability insurance covering Executive comparable to that provided to Executive immediately prior to the date on which a Change of Control occurs (or, in the case of an Anticipatory Change in Employment, immediately prior to the date of the Binding CIC Agreement).

                 A "CHANGE OF CONTROL" or "CIC" shall be deemed to have occurred upon the occurrence of any of the following events:

                 (a) 30% OWNERSHIP CHANGE: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

                 (b) BOARD MAJORITY CHANGE: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

                 (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent




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         Directors of the Company immediately prior to consummation of such
         Business Combination; or

                 (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

                 (1) the term "Person" means an individual, entity or group;

                 (2) the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                 (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

                 (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                 (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on September 1, 1997 or
         (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                 (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;





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                 (7)      the term "Business Combination" means (x) a merger or
         consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                 (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                 (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                 "COMPANY" means Houston Industries Incorporated and any successor thereto.

                 "COMPENSATION" means the sum of Executive's annual salary plus Target Bonus plus Restricted Stock Award, determined immediately prior to (a) the date on which a Change of Control occurs (or, in the case of an Anticipatory Change in Employment, immediately prior to the date of the Binding CIC Agreement) or (b) the time of his Covered Termination, whichever is greater.

                 "COVERED TERMINATION" means any termination of Executive's employment with the Company or any Affiliate thereof, within three years after the date upon which a Change of Control occurs, which:

                 (a) results from a resignation by Executive during a Covered Termination Window; or

                 (b) does not result from any of (i) death, (ii) disability entitling Executive to benefits under the Company's long-term disability plan, (iii) termination on or after age 65, (iv) termination for Cause or (v) resignation by Executive (except as described in (a) above).

For this purpose, should a Change in Employment occur (x) after the execution of a binding agreement to effect a Change of Control (a "Binding CIC Agreement") and (y) in preparation for or in contemplation of the Change of Control (an "Anticipatory Change in Employment"), the Change in Employment shall be treated as if it occurred immediately after the Change of Control.
Any Change in Employment occurring as described in part (x) of the preceding sentence shall be presumed to satisfy part (y) and be an Anticipatory Change in Employment unless the Company shall disprove such presumption through clear and convincing evidence.

                 "COVERED TERMINATION WINDOW" means the 61-day period commencing on the date the Executive is subjected to a Change in Employment or, if later, the date that the Executive becomes aware that he/she has been subjected to a Change in Employment.





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                 "RESTRICTED STOCK AWARD" means a cash amount equal to the
maximum amount (stated as a percentage of salary) granted to Executive as a Restricted Stock Award under the Company's Long Term Incentive Compensation Plan (or any successor plan) in the applicable calendar year.

                 "SEVERANCE AMOUNT" means an amount equal to Executive's Compensation multiplied by 3.

                 "TARGET BONUS" means Executive's target incentive opportunity under the Houston Industries Incorporated Executive Incentive Compensation Plan (or any successor plan) in effect for the year with respect to which the Target Bonus is being determined or, if no such plan is then in effect, for the last year in which such a plan was in effect, expressed as a dollar amount based upon Executive's annual salary for the year of such determination.

                 "WAIVER AND RELEASE" means a legal document, in the form attached hereto as Exhibit A or such other form as may be prescribed by the Company, but which form may not be altered, amended or modified after execution of a Binding CIC Agreement without the consent of the Executive, in which Executive, in exchange for severance benefits described in Section 2, among other things, releases the Company, the Affiliates, their directors, officers, employees and agents, their employee benefit plans and the fiduciaries and agents of said plans from liability and damages in any way related to Executive's employment with or separation from the Company or any of its Affiliates.

                 "WELFARE BENEFIT COVERAGE" shall mean each of life insurance, medical, dental and vision benefits.

         2. SEVERANCE BENEFITS: If Executive (a) experiences a Covered Termination, (b) executes and returns to the Company a Waiver and Release within a time period prescribed by the Company following the date of Executive's Covered Termination, and (c) does not revoke such Waiver and Release within seven days after the date of execution, then Executive shall be entitled to receive, as additional compensation for services rendered to the Company (including its Affiliates), the following severance benefits:

                 (a) CASH LUMP SUM: A lump-sum cash payment in an amount equal to Executive's Severance Amount, which shall be made within 15 days after expiration of the seven-day Waiver and Release revocation period.

                 (b) WELFARE BENEFIT COVERAGES: If, at any time during the 36-month period following the date of Covered Termination, Executive is not eligible as a retiree of the Company or its Affiliates for any Welfare Benefit Coverage, Executive shall be entitled to obtain such Welfare Benefit Coverage for himself/herself and, where applicable, his/her eligible dependents, while ineligible during such period, provided that Executive pays the premiums required of active employees from time to time for such Welfare Benefit Coverage. Such entitlement shall apply only to those Welfare Benefit Coverages that the Company has in effect from time to time for active employees. Notwithstanding the foregoing, if any Welfare Benefit Coverage to which the Executive is entitled under this paragraph cannot be continued during a period





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         when Executive is not an employee of the Company, the Company shall pay to Executive a lump-sum cash payment in an amount equal to the economic value of such benefit as determined by Deloitte & Touche. Executive's right to any Welfare Benefit Coverage as a retiree shall be governed by the applicable plan document in effect from time to time and shall not be affected by this Agreement.

                 (c) OUTPLACEMENT: Reimbursement for fees, up to a maximum amount equal to 15% of Executive's annual base salary as of the date of his Covered Termination, incurred for outplacement services within twelve months of the date of Executive's Covered Termination in connection with Executive's efforts to obtain new employment.

                 (d) COMPANY VEHICLE: The option to purchase Executive's company vehicle, within 30 days following Executive's Covered Termination, for an amount equal to its depreciated book value as of the date of Executive's Covered Termination.

                 (e) BENEFITS RESTORATION PLAN: Benefits (including "Retirement Plan Restoration Benefits" and "Supplemental Retirement Benefits"), pursuant to the Benefit Restoration Plan(s) sponsored by the Company in which Executive is a participant, in an amount not less than the amount that Executive would have been entitled to receive pursuant to the underlying qualified retirement plan (a) if Executive were fully vested in the underlying qualified retirement plan benefits and (b) had Executive remained in the service of the Company or its Affiliates throughout the three-year period following the Change of Control. The Company agrees to amend the Benefit Restoration Plan(s) to the extent necessary to provide for the payment of these benefits, which shall be offset by, and not in addition to, any benefit actually payable pursuant to the qualified retirement plan.

                 (f) FINANCIAL PLANNING: Continued access, for the remainder of the calendar year in which the Covered Termination occurs or for 60 days (if greater), to the financial planning services available to executive employees at the time of the Change of Control to which the Covered Termination relates.

         3. DEFERRED COMPENSATION PLAN ADMINISTRATION: Notwithstanding any provision herein or any provision of any Deferred Compensation Plan of the Company to the contrary, the Company and the Board hereby agree to amend the Company's Deferred Compensation Plans upon the occurrence of a Change of Control so that any and all amounts of salary and/or bonus deferred by Executive and held under the Deferred Compensation Plans shall, upon a Covered Termination, remain in said plans earning interest at the rate prescribed therein until paid to or for the benefit of the Executive at such time and in such form as was irrevocably elected in writing by Executive.

         4. CERTAIN ADDITIONAL PAYMENTS: Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to





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the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4 (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment (whether through withholding at the source or otherwise) by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), employment taxes and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 Subject to the provisions of this Section 4, all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 4, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to the following provisions of this Section 4 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

                 Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:





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                 (a)      give the Company any information reasonably requested
         by the Company relating to such claim;

                 (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                 (c) cooperate with the Company in good faith in order to effectively contest such claim; and

                 (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax, employment tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 4, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax, employment tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                 If, after the receipt by Executive of an amount advanced by the Company pursuant to the foregoing provisions of this Section 4, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company complying with the requirements of this Section
4) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to the foregoing provisions of this Section 4, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and





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shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        If the Company is obligated to provide the Executive with one or more Welfare Benefit Coverages (or a payment in lieu thereof) pursuant to Section 2(b), and the amount of such benefits or the value of such benefit coverage (or the payment in lieu thereof) (including without limitation any insurance premiums paid by the Company to provide such benefits) is subject to any income, employment or similar tax imposed by federal, state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Income Tax") because such benefits cannot be provided under a nondiscriminatory health plan described in Section 105 of the Code or for any other reason, the Company will pay to the Executive an additional payment or payments (collectively, an "Income Tax Payment"). The Income Tax Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), the Executive retains an amount of the Income Tax Payment equal to the Income Tax imposed with respect to such welfare benefits or such welfare benefit coverage.

         5. LEGAL FEES AND EXPENSES: It is the intent of the Company that Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would detract from the benefits intended to be extended to Executive hereunder. Accordingly, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship will exist between Executive and such counsel. Without respect to whether Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' fees and related expenses incurred by Executive in connection with any of the foregoing except to the extent that a final judgment no longer subject to appeal finds that a claim or defense asserted by Executive was frivolous. In such a case, the portion of such fees and expenses incurred by Executive as a result of such frivolous claim or defense shall become Executive's sole responsibility and any funds advanced by the Company or by a Trust created to secure such payment shall be repaid.

                 In the event a Change of Control occurs, the performance of the Company's obligations under this Section 5 will be funded by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company will be a party providing that the fees and





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
expenses of counsel selected from time to time by Executive pursuant to this
Section 5 will be paid, or reimbursed to Executive if paid by Executive, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by Executive to the trustee of a statement or statements prepared by such counsel in accordance with its customary practices. In order to be eligible for payment of expenses directly from the Company, Executive must first exhaust all rights to payment under the trust agreements contemplated immediately above. The pendency of a claim by the Company that a claim or defense of Executive is frivolous or otherwise lacking merit shall not excuse the Company (or the trustee of a Trust contemplated by this Section 5) from making periodic payments of legal fees and expenses until a final judgment is rendered as hereinabove provided. Any failure by the Company to satisfy any of its obligations under this Section 5 will not limit the rights of Executive hereunder. Subject to the foregoing, Executive will have the status of a general unsecured creditor of the Company and will have no right to, or security interest in, any assets of the Company or any Affiliate.

         6. NOTICES: For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to Company:             Houston Industries Incorporated
                                            P.O. Box 4567
                                            Houston, Texas  77210
                                            ATTENTION:  Chairman of the Board

                 If to Executive:
                                            --------------------------
                                            --------------------------
                                            --------------------------

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         7. APPLICABLE LAW: The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Texas, including the Texas statute of limitations, but without giving effect to the principles of conflict of laws of such State.

         8. SEVERABILITY: If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

         9. WITHHOLDING OF TAXES: The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.





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         10.     NO EMPLOYMENT AGREEMENT:  Nothing in this Agreement shall give
Executive any rights to (or impose any obligations for) continued employment by the Company or any Affiliate thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Executive for the Company or any Affiliate thereof or successor thereto.

         11. NO ASSIGNMENT; SUCCESSORS: Executive's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 11 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                 This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (a) the person or entity acquiring such assets or a substantial portion thereof shall expressly assume by an instrument in writing all duties and obligations of the Company hereunder or (b) the Company shall provide, through the establishment of a separate reserve therefor, for the payment in full of all amounts which are or may reasonably be expected to become payable to Executive hereunder.

         12. PAYMENT OBLIGATIONS ABSOLUTE: Except for the requirement of the Executive to execute and return to the Company a Waiver and Release in accordance with Section 2, the Company's obligation to pay (or cause one of its Affiliates to pay) Executive the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter-claim, recoupment, defense or other right which the Company (including its Affiliates) may have against him/her or anyone else. All amounts payable by the Company (including its Affiliates hereunder) shall be paid without notice or demand. Executive shall not be obligated to sign an agreement not to compete with the Company or to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any other employment shall in no event effect any reduction of the Company's obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

         13. NUMBER AND GENDER: Wherever appropriate herein, words used in the singular shall include the plural and the plural shall include the singular. The masculine gender where appearing herein shall be deemed to include the feminine gender.

         14. TERM: The effective date of the Agreement is September 3, 1997. The term of this Agreement shall be for a period of three years after such effective date.

         15. EXTENSION: The Board or the Executive Committee of the Company may, at any time prior to the expiration hereof, extend the term hereof for a period of up to three years from the





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
date on which such extension is approved, without any further action on the part of Executive or the Company.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered this _____ day of November, 1997, but effective as of the day and year first above written.

                                        HOUSTON INDUSTRIES INCORPORATED



                                        By______________________________________
                                           Don D. Jordan,
                                           Chairman and Chief Executive Officer


                                        EXECUTIVE



                                        ________________________________________





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